UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2015

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. Hamilton Avenue #180 Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

Between October 6, 2015 and October 16, 2015, Inventergy Global, Inc. (the “Company”) entered into exchange agreements with holders of its Series A-1, Series A-2 and Series B preferred stock (“Preferred Stock”), pursuant to which all of the outstanding shares of Preferred Stock were exchanged for an aggregate of 5,907,352 shares of the Company’s common stock. As a result of these exchanges, the Company currently has no shares of Preferred Stock outstanding. A copy of the Company’s capitalization table, as of October 19, 2015, is attached hereto as Exhibit 99.1.

The information set forth under this “Item 7.01. Regulation FD Disclosure,” including Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Exchange Act or the Securities Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such filings.

Item 8.01	Other Events.

On October 20, 2015, the Company issued a press release announcing that it has been granted ten newly issued patents in the U.S., Europe and Asia. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Item No.	Description

99.1	Capitalization Table, dated October 19, 2015.

99.2	Press Release, dated October 20, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 20, 2015

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer